ALLEGHENY VENTURES, INC.
                                  CONSOLIDATED BALANCE SHEET
                                  As of March 31, 2000




Assets
Property, plant, and equipment:
   At original cost                                       11,640,327
   Accumulated depreciation                                 (895,628)
                                                          10,744,699

Investments and other assets                              15,147,934

Current assets:
   Cash                                                    6,048,662
   Accounts receivable:
      Electric service                                     3,571,364
      Affiliates                                              88,741
      Other                                                3,724,635
      Allowance for Uncollectible Accounts                (2,093,696)
   Materials and supplies--at average cost:
      Operating and construction                             461,338
   Prepaid Taxes                                           2,233,305
   Other                                                      74,673
                                                          14,109,022

Deferred charges                                           3,189,732


          Total Assets                                    43,191,387




Capitalization and Liabilities

Capitalization:
   Common stock                                                1,000
   Other paid-in capital                                  78,849,765
   Retained earnings                                     (38,269,675)
                                                          40,581,090
Current liabilities:
   Accounts payable                                          256,072
   Accounts payable - Affiliates                           1,710,203
   Taxes accrued:
      Federal and state income                               205,444
      Other                                                   66,734
                                                           2,238,453

Deferred credits and other liabilities:
   Deferred income taxes                                     371,164
   Other                                                         680
                                                             371,844

                Total Capitalization and Liabilities      43,191,387